INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (the "Agreement") is entered into effective this 15th day of February, 2002, by and between E-Rex, Inc., a Nevada corporation ("ERex"), Donald A. Mitchell, an individual ("Mitchell"), Carl E. Dilley, an individual ("Dilley"), Jeffrey M. Harvey, an individual ("Harvey"), and Joseph Pacheco ("Pacheco"). Each of ERex, Mitchell, Dilley, Harvey, and Pacheco may be referred to herein as a "Party" and collectively as the "Parties.". Each of Mitchell, Dilley, Harvey, and Pacheco may be referred to herein as a "Director" and collectively as the "Directors."

                                    RECITALS

     WHEREAS, each of the Parties is a party to that certain lawsuit entitled Carol Gamble Trust 86, et al vs. E-Rex, Inc., et al, United States District
Court,  District  of  Nevada,  Case  No.  CV-S-02-0145-DWH-LRL  (the "Lawsuit");

     WHEREAS, each of the Directors currently is, or in the recent past has been, a director of ERex;

     WHEREAS,  Article  XI  of  the  Bylaws  of  ERex (the "Bylaws") states that

Section 1: Every person who was or is a party to, or is threatened to be made a part [sic] to, or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless, to the fullest extent legally permissible under the laws of the State of Nevada, against all expenses, liability and loss, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement, reasonably incurred or suffered by him in connection therewith, all pursuant to NRS 78.151. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.

     WHEREAS,  section  78.751(2)  of  the  Nevada  Revised  Statutes  states

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

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     WHEREAS, the Board of Directors of ERex, by Unanimous Written Consent dated
February 15, 2002, has confirmed that it will indemnify the Directors as set forth in the Bylaws and herein, upon the receipt by each Director of an executed copy of this Agreement which satisfies the conditions of section 78.751 of the Nevada Revised Statutes, as set forth above.

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:
                                    AGREEMENT
     1. ERex agrees to indemnify the Directors, and each of them, to the extent to which it is obligated under the Bylaws and the laws of the State of Nevada and as long as each Director (i) is not liable pursuant to NRS 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation (ERex), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     2. Each of the undersigned Directors, individually but not joint and severally, agrees to repay to ERex any amounts which are advanced on his behalf by ERex if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

     3.     Additional  Matters.

            (a) In the event of a dispute related to or arising from the terms of this Agreement:

                   (i) the resolution of such dispute shall be in accordance with the rules of the Judicial Arbitration and Mediation Services ("JAMS/Endispute");

                   (ii) the prevailing party in such dispute shall be entitled to reasonable attorneys' fees and costs; and

                   (iii)  venue  shall  be  in  Miami,  Florida.

            (b) This Agreement shall not be amended without the written consent of both parties. A facsimile signature of this document will be sufficient.

            (c) ERex has the full corporate power and authority to execute this Agreement and to perform in accordance with the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

"ERex"

/s/ Carl Dilley
______________________________
By:     Carl  Dilley
Its:    President


"Mitchell"                              "Dilley"

/s/ Donald A. Mitchell                  /s/ Carl E. Dilley
______________________________          ______________________________
Donald  A.  Mitchell                     Carl  E.  Dilley


"Harvey"                                "Pacheco"

/s/ Jeffrey M. Harvey                   /s/ Joseph Pacheco
______________________________          ______________________________
Jeffrey  M.  Harvey                     Joseph  Pacheco